UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

FORLINK SOFTWARE CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18731	87-0438458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9F Fang Yuan Mansion, No. 56, ZhongGuanCun South Road Yi
Haidian District, Beijing, 100044, P.R. China
(Address of principal executive offices, including zip code)

011-8610-8802-6368
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Forlink” or the “Registrant” refer to Forlink Software Corporation, Inc., a Nevada corporation.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 27, 2006, Ms. Zhenying Sun (“Ms. Sun”) was appointed as a member of the board of directors of the Registrant.

Zhenying Sun. Ms. Zhenying Sun, age 50, is currently the President of New West International, Inc., a real estate development and trading company, and she has held this position since 2001. Ms. Sun is also a director and the majority shareholder of Statelink International Group, Inc. From 2003 until the present, Ms. Sun has also served as the Finance Director of Nanning New West Property & Investment Ltd. Ms. Sun graduated with a degree in accounting from Beijing Xicheng Finance & Trade School in 1990. Ms. Sun also graduated with a degree in accounting from the Machine Industry Management Staff College, which she attended from 1990 to 1992.

Ms. Sun has no family relationships with any of the Registrant’s other executive officers or directors. On October 3, 2006, and as described more fully in the Registrant’s Form 8-K Current Report filed on October 10, 2006, the Registrant entered into a Transfer of “Right to Invest” and Project Cooperation Agreement (the “Agreement”) with Statelink International Group, Ltd. (“Statelink”), and Ms. Sun is a director and the majority shareholder of Statelink. Pursuant to the Agreement, Statelink agreed to: (a) transfer Statelink’s right to purchase a 22.73% equity ownership interest in Guangxi Caexpo International Trade & Logistics Co., Ltd. (“Guangxi”) for 20,000,000 RMB to the Registrant; and (b) provide assistance to the Registrant in obtaining a contract to build an “Electronic Trade and Logistics Information Platform and Call Center” (“ET and LI Platform and Call Center”) for Guangxi. In exchange, the Registrant agreed: (a) to issue 13,000,000 shares of the Registrant’s restricted common stock (the “Shares”) to Statelink in accordance with the terms and subject to the conditions set forth in the Agreement; and (b) in the event that the Registrant wins the contract to build the ET and LI Platform and Call Center, a person to be designated by Statelink shall be added to the Registrant’s board of directors. The Registrant has won the contract to build the ET and LI Platform and Call Center and Statelink has chosen Ms. Sun as its designee for appointment to the Registrant’s board of directors. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 10, 2006 and incorporated by reference herein. Other than the transaction entered into by the Registrant with Statelink described above, no other transactions occurred in the last two years to which the Registrant was a party in which Ms. Sun had or is to have a direct or indirect material interest. Ms. Sun has not been appointed to any of committees of the Registrant’s Board of Directors and has not entered into any compensation arrangements or agreements with the Registrant.

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORLINK SOFTWARE CORPORATION, INC.
(Registrant)

Date: November 29, 2006	By:	/s/ Yi He
Yi He
Chief Executive Officer